Exhibit 99.1

HERTZ GLOBAL HOLDINGS REPORTS
FIRST QUARTER 2020 FINANCIAL RESULTS
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ESTERO, Fla, May 11, 2020 - Hertz Global Holdings, Inc. (NYSE: HTZ) ("Hertz Global" or the "Company") today reported results for its first quarter 2020.

•	Financial results significantly impacted by COVID-19 pandemic

•	Consolidated revenue of $1.9 billion, U.S. RAC revenue of $1.4 billion

•	Hertz Global net loss of $356 million, Adjusted Corporate EBITDA of negative $243 million

•	Approximately $1.0 billion of unrestricted cash and cash equivalents at March 31, 2020

“We started the year with positive momentum, extending the strong growth trajectory of the past three years, reflecting consistent increases in both price and volume, productivity improvements and best-in-class fleet management,” said CEO and President, Kathryn V. Marinello. “Yet in just two months, the outbreak of the coronavirus created a major business disruption as global travel demand dropped to almost zero and the U.S. used-car market effectively shut down. We immediately shifted our business priorities to focus on employee and customer safety, expense mitigation and preserving liquidity.”
The Company began implementing stringent measures in line with U.S. CDC guidelines to safeguard personnel and customers. In addition to following social distancing best practices at its locations, every vehicle now is being sealed and certified ‘Hertz Gold Standard Clean’ after undergoing a 15-point cleaning and sanitization process that follows U.S. CDC guidelines and uses EPA-approved products.
While ensuring the safety of its people, the Company aggressively managed costs and liquidity by right-sizing its staffing and operations to reflect the current market realities, significantly reducing capital spending, canceling new fleet orders and disposing of excess fleet through multiple disposition channels before the shut down of the used-car market. The Company believes these actions will result in approximately $2.5 billion in annualized cost savings.
“As a responsible management team, we have to be pragmatic about the timing of an economic recovery, so we are doing absolutely everything we can to preserve liquidity. At the same time, from an operating perspective, we are continuing to service customers at the highest levels, with a safe fleet, in the manner they’ve come to trust from our iconic brand.”

U.S. RENTAL CAR ("U.S. RAC") SUMMARY
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U.S. RAC	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2020	2019
Total revenues	$1,381	$1,520	(9)%

Adjusted EBITDA	$(199)	$7	NM
Adjusted EBITDA Margin	(14)%	—%

Average Vehicles (in whole units)	518,580	501,767	3%
Vehicle Utilization	67%	79%
Transaction Days (in thousands)	31,564	35,582	(11)%
Total RPD (in whole dollars)	$42.74	$41.90	2%
Total RPU Per Month (in whole dollars)	$867	$990	(12)%
Depreciation Per Unit Per Month (in whole dollars)	$298	$256	16%
NM - Not meaningful

Year-to-date February 2020 revenue for the segment was up 8% from the same period in 2019 on both higher price and volume. Travel bans and shelter-in-place orders throughout the country severely impacted volume in March which drove an 11% decline in transaction days for the quarter. All three brands contributed to a 2% increase in Total RPD in the first quarter, which partially offset the volume impact to revenue.

Depreciation Per Unit Per Month was impacted by residual values on certain vehicle models and lower year over year retail sales volume as a result of the COVID-19 shut-down of retail lots.

Adjusted EBITDA was negative $199 million as the timing of the sharp decline in revenue outpaced the Company's ability to reduce costs during the quarter.

INTERNATIONAL RENTAL CAR ("INTERNATIONAL RAC") SUMMARY
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International RAC	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2020	2019
Total revenues	$368	$433	(15)%

Adjusted EBITDA	$(45)	$(13)	NM
Adjusted EBITDA Margin	(12)%	(3)%

Average Vehicles (in whole units)	147,987	152,747	(3)%
Vehicle Utilization	66%	74%
Transaction Days (in thousands)	8,863	10,127	(12)%
Total RPD (in whole dollars)	$42.35	$42.25	—%
Total RPU Per Month (in whole dollars)	$846	$934	(9)%
Depreciation Per Unit Per Month (in whole dollars)	$204	$209	(2)%
NM - Not meaningful

Year-to-date February 2020 revenue for the segment was up 1% on a constant currency basis from the same period in 2019 on both higher price and volume. Travel bans and shelter-in-place orders severely impacted March volume. As a result, first quarter International RAC revenue decreased 12% year-over-year on a constant currency basis.

The timing of the sharp decline in revenue outpaced the Company's ability to reduce costs during the quarter resulting in Adjusted EBITDA of negative $45 million.

ALL OTHER OPERATIONS SUMMARY
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All Other Operations	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2020	2019
Total revenues	$174	$154	13%

Adjusted EBITDA	$24	$22	14%
Adjusted EBITDA Margin	14%	14%

Average Vehicles (in whole units) - Donlen	201,364	192,799	4%

All Other Operations primarily is comprised of the Company's Donlen leasing operations. Higher leasing volume drove double-digit growth in revenue and Adjusted EBITDA for the quarter.

LIQUIDITY CONSIDERATIONS RELATED TO COVID-19
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During the quarter the Company drew down $595 million from its Senior Revolving Credit Facility and ended the quarter with approximately $1.0 billion of liquidity, substantially in the form of unrestricted cash and cash equivalents. To mitigate the impact of the COVID-19 shutdowns on its operations, the Company took measures to adjust fleet levels, reduce staffing levels, reduce discretionary spending, renegotiate key contracts and commitments, and slash capital expenditures. At this time, neither the duration nor magnitude of the market disruption of COVID-19 can be predicted, therefore, the Company is unable to reasonably estimate the ultimate impact to the business. As such, in addition to the above measures to preserve liquidity, in April the Company did not make certain operating lease payments for its U.S. rental car fleet. In May, the Company entered into forbearance and limited waivers with certain of its corporate lenders and holders of its asset-backed vehicle debt. These provide the Company with additional time through May 22, 2020 to engage in discussions with its key stakeholders to develop a financing strategy and structure that better reflects the economic impact of the COVID-19 global pandemic and considers the Company's ongoing operating and financing requirements.

As more fully disclosed in its First Quarter 2020 Quarterly Report on Form 10-Q filed on May 11, 2020, the Company is reviewing all available options to preserve liquidity, however, there can be no assurance that the Company will be able to successfully negotiate any relief past May 22, 2020.

EARNINGS WEBCAST INFORMATION
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Hertz will host a webcast and conference call on May 12, 2020 at 8:30 a.m. Eastern Time. Management will present prepared remarks. There will not be a question and answer session. This webcast and conference call can be accessed through a link on the Investor Relations section of the Hertz website, IR.Hertz.com, or by dialing (877) 692-8955 and providing passcode 4386207. Investors are encouraged to dial-in approximately 10 minutes prior to the call. A web replay will remain available for approximately one year. A telephone replay will be available one hour following the conclusion of the call for one year at (866) 207-1041 with pass code 4740780.

An accompanying presentation, the earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Hertz website, IR.Hertz.com.

RIGHTS OFFERING
_________________________________

In June 2019, the Company distributed transferable subscription rights to its shareholders to purchase up to an aggregate of 57,915,055 new shares (the "Rights Offering"). The Rights Offering, which was fully subscribed, was consummated in July 2019. As a result of the timing of the subscription period, the rights generated a dilutive impact to the Company’s 2019 basic and diluted earnings per share. The three month period ended March 31, 2019 has been adjusted to reflect the impact of the Rights Offering.

RESULTS OF THE HERTZ CORPORATION
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The GAAP and non-GAAP profitability metrics for Hertz Global's operating subsidiary, The Hertz Corporation ("Hertz"), are materially the same as those for Hertz Global.

SELECTED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
________________________________________________________________________________________________________________________________________________

Following are tables that present selected financial data of Hertz Global. Also included are Supplemental Schedules, which are provided to present segment results, and reconciliations of non-GAAP measures to their most comparable GAAP measure. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout this earnings release and provides the usefulness of non-GAAP measures to investors and additional purposes for which management uses such measures.

ABOUT HERTZ
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The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Product and service initiatives such as Hertz Gold Plus Rewards, Ultimate Choice, Carfirmations, Mobile Wi-Fi and unique vehicles offered through its specialty collections set Hertz apart from the competition. Additionally, The Hertz Corporation owns the vehicle leasing and fleet management leader Donlen Corporation, operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit: www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
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Certain statements contained or incorporated by reference in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K filed or furnished to the Securities and Exchange Commission ("SEC"). Among other items, such factors could include: levels of travel demand, particularly with respect to business and leisure travel in the United States and in global markets; the length and severity of the COVID-19 pandemic and the impact on the Company’s vehicle rental business as a result of travel restrictions and business closures or disruptions; the impact of the COVID-19 pandemic and actions taken in response to the pandemic on global and regional economies and economic factors; general economic uncertainty and the pace of economic recovery, including in key global markets, when the COVID-19 pandemic subsides; the Company’s ability to successfully restructure the Company’s substantial indebtedness, obtain further waivers or forbearance or raise additional capital; the recoverability of the Company’s goodwill and indefinite-lived intangible assets when performing impairment analysis; the Company’s ability to dispose of vehicles in the used-vehicle market, use the proceeds of such sales to acquire new vehicles and to reduce exposure to residual risk; actions creditors may take with respect to the vehicles used in the rental car operations; significant changes in the competitive environment and the effect of competition in the Company’s markets on rental volume and pricing, including on the Company’s pricing policies or use of incentives; occurrences that disrupt rental activity during the Company’s peak periods; the Company’s ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in the Company’s rental operations accordingly; increased vehicle costs due to declining value of the Company’s non-program vehicles; the Company’s ability to maintain sufficient liquidity and the availability to it of additional or continued sources of financing for the Company’s revenue earning vehicles and to refinance its existing indebtedness; risks related to the Company’s indebtedness, including its substantial amount of debt, its ability to incur substantially more debt, the fact that substantially all of the Company’s consolidated assets secure certain of its outstanding indebtedness and increases in interest rates or in its borrowing margins; the Company’s ability to meet the financial and other covenants contained in its senior credit facilities and letter of credit facilities, its outstanding unsecured senior notes, its outstanding senior second priority secured notes and certain asset-backed and asset-based arrangements; the Company’s ability to access financial markets, including the financing of its vehicle fleet through the issuance of asset-backed securities; fluctuations in interest rates, foreign currency exchange rates and commodity prices; the Company’s ability to sustain operations during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); the Company’s ability to prevent the misuse or theft of information it possesses, including as a result of cyber security breaches and other security threats; the Company’s ability to adequately respond to changes in technology, customer demands and market competition; the Company’s ability to purchase adequate supplies of competitively priced vehicles and risks relating to increases in the cost of the vehicles it purchases; the Company’s recognition of previously deferred tax gains on the disposition of revenue earning vehicles; financial instability of the manufacturers of the Company’s vehicles, which could impact their ability to fulfill obligations under repurchase or guaranteed depreciation programs; an increase in the Company’s vehicle costs or disruption to the Company’s rental activity, particularly during peak periods, due to safety recalls by the manufacturers of the Company’s vehicles; the Company’s ability to execute a business continuity plan; the Company’s access to third-party distribution channels and related prices, commission structures and transaction volumes; the Company’s ability to retain customer loyalty and market share; risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anticorruption or antibribery laws, the Company’s ability to repatriate cash from non-U.S. affiliates without adverse tax consequences, the Company’s exposure to fluctuations in foreign currency exchange rates and the Company’s ability to effectively manage its international operations after the United Kingdom's withdrawal from the European Union; a major disruption in the Company’s communication or centralized information networks; a failure to maintain, upgrade and consolidate the Company’s information technology systems; costs and risks associated with litigation and investigations or any failure or inability to comply with laws and regulations or any changes in the legal and regulatory environment, including laws and regulations relating to environmental matters and consumer privacy and data security; the Company’s ability to maintain its network of leases and vehicle rental concessions at airports in the U.S. and internationally; the Company’s ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy; the Company’s ability to maintain an effective employee retention and talent management strategy and resulting changes in personnel and employee relations; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations, where such actions may affect the Company’s operations, the cost thereof or applicable tax rates; risks relating to the Company’s deferred tax assets, including the risk of an "ownership change" under the Internal Revenue Code of 1986, as amended; the Company’s exposure to uninsured claims in excess of historical levels; risks relating to the Company’s participation in multiemployer pension plans; shortages of fuel and increases or volatility in fuel costs; changes in accounting principles, or their application or interpretation, and the Company’s ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on operating results and other risks and uncertainties described from time to time in periodic and current reports that the Company files with the SEC.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACTS:

Investor Relations:	Media:
Leslie Hunziker	Hertz Media Relations
(239) 301-6800	(239) 301-6300
investorrelations@hertz.com	mediarelations@hertz.com

FINANCIAL INFORMATION AND OPERATING DATA
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SELECTED UNAUDITED CONSOLIDATED INCOME STATEMENT DATA

	Three Months Ended March 31,		As a Percentage of Total Revenues
(In millions, except per share data)	2020	2019	2020	2019
Total revenues	$1,923	$2,107	100%	100%
Expenses:
Direct vehicle and operating	1,241	1,266	65%	60%
Depreciation of revenue earning vehicles and lease charges	677	592	35%	28%
Selling, general and administrative	208	234	11%	11%
Interest expense, net:
Vehicle	118	112	6%	5%
Non-vehicle	57	71	3%	3%
Total interest expense, net	175	183	9%	9%
Other (income) expense, net	(17)	(19)	(1)%	(1)%
Total expenses	2,284	2,256	119%	107%
Income (loss) before income taxes	(361)	(149)	(19)%	(7)%
Income tax (provision) benefit	4	1	—%	—%
Net income (loss)	(357)	(148)	(19)%	(7)%
Net (income) loss attributable to noncontrolling interests	1	1	—%	—%
Net income (loss) attributable to Hertz Global	$(356)	$(147)	(19)%	(7)%
Weighted-average number of shares outstanding(a):
Basic	142	96
Diluted	142	96
Earnings (loss) per share:
Basic	$(2.50)	$(1.54)
Diluted	$(2.50)	$(1.54)

Adjusted Net Income (Loss)(b)	$(253)	$(83)
Adjusted Diluted Earnings (Loss) Per Share(b)	$(1.78)	$(0.87)
Adjusted Corporate EBITDA(b)	$(243)	$(4)

(a)
Basic weighted-average shares and weighted-average shares used to calculate diluted earnings (loss) per share for the three months ended March 31, 2019 have been adjusted to give effect to the Rights Offering.

(b)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

SELECTED UNAUDITED CONSOLIDATED BALANCE SHEET DATA

(In millions)	As of March 31, 2020	As of December 31, 2019
Cash and cash equivalents	$1,017	$865
Total restricted cash and cash equivalents	392	495
Revenue earning vehicles, net:
U.S. Rental Car	10,529	9,820
International Rental Car	2,116	2,319
All Other Operations	1,664	1,650
Total revenue earning vehicles, net	14,309	13,789
Total assets	25,842	24,627
Total debt	18,754	17,089
Net Vehicle Debt(a)	14,153	12,949
Net Non-vehicle Debt(a)	3,332	2,890
Total stockholders' equity	1,491	1,888

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule V.

SELECTED UNAUDITED CONSOLIDATED CASH FLOW DATA

	Three Months Ended March 31,
(In millions)	2020	2019
Cash flows provided by (used in):
Operating activities	$449	$514
Investing activities	(2,097)	(1,855)
Financing activities	1,701	939
Effect of exchange rate changes	(4)	(2)
Net change in cash, cash equivalents, restricted cash and restricted cash equivalents	$49	$(404)

Fleet Growth(a)	$(180)	$(413)
Adjusted Free Cash Flow(a)	$(502)	$(553)

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedules III and IV.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
_______________________________________________________________________________________________

	Three Months Ended March 31, 2020					Three Months Ended March 31, 2019
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$1,381	$368	$174	$—	$1,923	$1,520	$433	$154	$—	$2,107
Expenses:
Direct vehicle and operating	969	265	7	—	1,241	976	284	6	—	1,266
Depreciation of revenue earning vehicles and lease charges	463	89	125	—	677	386	97	109	—	592
Selling, general and administrative	115	48	(4)	49	208	121	54	7	52	234
Interest expense, net:
Vehicle	86	21	11	—	118	77	23	12	—	112
Non-vehicle	(47)	(1)	(5)	110	57	(45)	(1)	(4)	121	71
Total interest expense, net	39	20	6	110	175	32	22	8	121	183
Other (income) expense, net	(20)	3	—	—	(17)	(9)	—	—	(10)	(19)
Total expenses	1,566	425	134	159	2,284	1,506	457	130	163	2,256
Income (loss) before income taxes	$(185)	$(57)	$40	$(159)	$(361)	$14	$(24)	$24	$(163)	$(149)
Income tax (provision) benefit					4					1
Net income (loss)					$(357)					$(148)
Net (income) loss attributable to noncontrolling interests					1					1
Net income (loss) attributable to Hertz Global					$(356)					$(147)

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
_______________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended March 31,
(In millions, except per share data)	2020	2019
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss) attributable to Hertz Global	$(356)	$(147)
Adjustments:
Income tax provision (benefit)	(4)	(1)
Vehicle and non-vehicle debt-related charges(a)	12	14
Restructuring and restructuring related charges(b)	7	7
Information technology and finance transformation costs(c)	17	23
Acquisition accounting-related depreciation and amortization(d)	14	14
Other items(e)	(27)	(21)
Adjusted pre-tax income (loss)(f)	(337)	(111)
Income tax (provision) benefit on adjusted pre-tax income (loss)(g)	84	28
Adjusted Net Income (Loss)	$(253)	$(83)
Weighted-average number of diluted shares outstanding	142	96
Adjusted Diluted Earnings (Loss) Per Share(h)	$(1.78)	$(0.87)

Adjusted Corporate EBITDA:
Net income (loss) attributable to Hertz Global	(356)	(147)
Adjustments:
Income tax provision (benefit)	(4)	(1)
Non-vehicle depreciation and amortization(i)	53	49
Non-vehicle debt interest, net of interest income	57	71
Vehicle debt-related charges(a),(j)	9	10
Restructuring and restructuring related charges(b)	7	7
Information technology and finance transformation costs(c)	17	23
Other items(e),(k)	(26)	(16)
Adjusted Corporate EBITDA	$(243)	$(4)

Supplemental Schedule II (continued)

(a)	Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.

(b)
Represents charges incurred under restructuring actions as defined in U.S. GAAP, excluding impairments and asset write-downs. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives.

(c)
Represents costs associated with the Company’s information technology and finance transformation programs, both of which are multi-year initiatives to upgrade and modernize the Company’s systems and processes. These costs relate primarily to the Company's corporate operations ("Corporate").

(d)	Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.

(e)
Represents miscellaneous items. In 2020, includes a $20 million gain on the sale of non-vehicle capital assets in U.S. RAC and $13 million in unrealized gains on derivative financial instruments in All Other Operations. In 2019, includes an $11 million gain on marketable securities and an $8 million gain on the sale of non-vehicle capital assets.

(f)	Adjustments by caption on a pre-tax basis are as follows:

Increase (decrease) to expenses	Three Months Ended March 31,
(In millions)	2020	2019
Direct vehicle and operating	$(16)	$(13)
Selling, general and administrative	(8)	(29)
Interest expense, net:
Vehicle	(9)	(10)
Non-vehicle	(3)	(4)
Total interest expense, net	(12)	(14)
Other income (expense), net	13	19
Noncontrolling interests	(1)	(1)
Total adjustments	$(24)	$(38)

(g)	Derived utilizing a combined statutory rate of 25% for the periods ending March 31, 2020 and 2019 applied to the respective Adjusted Pre-tax Income (Loss).

(h)
Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.

(i)
Non-vehicle depreciation and amortization expense for U.S. RAC, International RAC, All Other Operations and Corporate for the three months ended March 31, 2020 are $41 million, $5 million, $2 million and $5 million, respectively, and for the three months ended March 31, 2019 are $38 million, $6 million, $2 million and $3 million, respectively.

(j)
Vehicle debt-related charges for U.S. RAC, International RAC and All Other Operations for the three months ended March 31, 2020 are $6 million, $2 million and $1 million, respectively, and for the three months ended March 31, 2019 are $5 million, $3 million, and $2 million, respectively.

(k)	Also includes an adjustment for non-cash stock-based compensation charges in Corporate.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - FLEET GROWTH
Unaudited
____________________________________________________________________________________________________________________

	Three Months Ended March 31, 2020				Three Months Ended March 31, 2019
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global
Revenue earning vehicles expenditures	$(3,667)	$(450)	$(229)	$(4,346)	$(3,078)	$(631)	$(264)	$(3,973)
Proceeds from disposal of revenue earning vehicles	1,616	529	67	2,212	1,382	689	82	2,153
Net revenue earning vehicles capital expenditures	(2,051)	79	(162)	(2,134)	(1,696)	58	(182)	(1,820)
Depreciation and reserves for revenue earning vehicles	524	84	125	733	451	84	109	644
Financing activity related to vehicles:
Borrowings	3,086	406	169	3,661	2,925	580	162	3,667
Payments	(1,647)	(703)	(188)	(2,538)	(2,061)	(562)	(113)	(2,736)
Restricted cash changes	23	37	38	98	(51)	(123)	6	(168)
Net financing activity related to vehicles	1,462	(260)	19	1,221	813	(105)	55	763
Fleet Growth	$(65)	$(97)	$(18)	$(180)	$(432)	$37	$(18)	$(413)

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED FREE CASH FLOW
Unaudited
________________________________________________________________________________________________________________________________________

	Three Months Ended March 31,
(In millions)	2020	2019
Net cash provided by operating activities	$449	$514
Net change in restricted cash and cash equivalents, vehicle	98	(168)
Revenue earning vehicles expenditures	(4,346)	(3,973)
Proceeds from disposal of revenue earning vehicles	2,212	2,153
Non-vehicle capital asset expenditures	(59)	(54)
Proceeds from non-vehicle capital assets disposed of or to be disposed of	23	19
Proceeds from issuance of vehicle debt	3,661	3,667
Repayments of vehicle debt	(2,538)	(2,736)
Noncontrolling interests	(2)	25
Adjusted Free Cash Flow(a)	$(502)	$(553)

(a)	During the third quarter 2019, the Company changed its definition of Adjusted Free Cash Flow and revised its reconciliation for the three months ended March 31, 2019 accordingly.

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - NET DEBT
Unaudited
__________________________________________________________________________________________________________

	As of March 31, 2020			As of December 31, 2019
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
Debt as reported in the balance sheet	$14,438	$4,316	$18,754	$13,368	$3,721	$17,089
Add:
Debt issue costs, discounts and premiums	83	33	116	47	34	81
Less:
Cash and cash equivalents	—	1,017	1,017	—	865	865
Restricted cash	368	—	368	466	—	466
Net Debt	$14,153	$3,332	$17,485	$12,949	$2,890	$15,839

Supplemental Schedule VI
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
_______________________________________________________________________________

U.S. Rental Car

	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2020	2019
Total RPD
Total revenues	$1,381	$1,520
Ancillary retail vehicle sales revenue	(32)	(29)
Total Rental Revenues	$1,349	$1,491
Transaction Days (in thousands)	31,564	35,582
Total RPD (in whole dollars)	$42.74	$41.90	2%

Total Revenue Per Unit Per Month
Total Rental Revenues	$1,349	$1,491
Average Vehicles (in whole units)	518,580	501,767
Total revenue per unit (in whole dollars)	$2,601	$2,971
Number of months in period (in whole units)	3	3
Total RPU Per Month (in whole dollars)	$867	$990	(12)%

Vehicle Utilization
Transaction Days (in thousands)	31,564	35,582
Average Vehicles (in whole units)	518,580	501,767
Number of days in period (in whole units)	91	90
Available Car Days (in thousands)	47,191	45,159
Vehicle Utilization(a)	67%	79%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$463	$386
Average Vehicles (in whole units)	518,580	501,767
Depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$893	$769
Number of months in period (in whole units)	3	3
Depreciation Per Unit Per Month (in whole dollars)	$298	$256	16%

(a)	Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________

International Rental Car

	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2020	2019
Total RPD
Total revenues	$368	$433
Foreign currency adjustment(a)	7	(5)
Total Rental Revenues	$375	$428
Transaction Days (in thousands)	8,863	10,127
Total RPD (in whole dollars)	$42.35	$42.25	—%

Total Revenue Per Unit Per Month
Total Rental Revenues	$375	$428
Average Vehicles (in whole units)	147,987	152,747
Total revenue per unit (in whole dollars)	$2,534	$2,802
Number of months in period (in whole units)	3	3
Total RPU Per Month (in whole dollars)	$846	$934	(9)%

Vehicle Utilization
Transaction Days (in thousands)	8,863	10,127
Average Vehicles (in whole units)	147,987	152,747
Number of days in period (in whole units)	91	90
Available Car Days (in thousands)	13,467	13,747
Vehicle Utilization(b)	66%	74%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$89	$97
Foreign currency adjustment(a)	2	(1)
Adjusted depreciation of revenue earning vehicles and lease charges	$91	$96
Average Vehicles (in whole units)	147,987	152,747
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$615	$628
Number of months in period (in whole units)	3	3
Depreciation Per Unit Per Month (in whole dollars)	$204	$209	(2)%

(a)	Based on December 31, 2019 foreign exchange rates.

(b)	Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
__________________________________________________________________________________

Worldwide Rental Car

	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2020	2019
Total RPD
Total revenues	$1,749	$1,953
Ancillary retail vehicle sales revenue	(32)	(29)
Foreign currency adjustment(a)	7	(5)
Total Rental Revenues	$1,724	$1,919
Transaction Days (in thousands)	40,427	45,709
Total RPD (in whole dollars)	$42.66	$41.96	2%

Total Revenue Per Unit Per Month
Total Rental Revenues	$1,724	$1,919
Average Vehicles (in whole units)	666,567	654,514
Total revenue per unit (in whole dollars)	$2,586	$2,932
Number of months in period (in whole units)	3	3
Total RPU Per Month (in whole dollars)	$862	$977	(12)%

Vehicle Utilization
Transaction Days (in thousands)	40,427	45,709
Average Vehicles (in whole units)	666,567	654,514
Number of days in period (in whole units)	91	90
Available Car Days (in thousands)	60,658	58,906
Vehicle Utilization(b)	67%	78%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$552	$483
Foreign currency adjustment(a)	2	(1)
Adjusted depreciation of revenue earning vehicles and lease charges	$554	$482
Average Vehicles (in whole units)	666,567	654,514
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$831	$736
Number of months in period (in whole units)	3	3
Depreciation Per Unit Per Month (in whole dollars)	$277	$246	13%

Note: Worldwide Rental Car represents U.S. Rental Car and International Rental Car segment information on a combined basis and excludes the All Other Operations segment, which is primarily comprised of the Company's Donlen leasing operations, and Corporate.

(a)	Based on December 31, 2019 foreign exchange rates.

(b)	Calculated as Transaction Days divided by Available Car Days.

NON-GAAP MEASURES AND KEY METRICS
_______________________________________________________________________________________________________

Hertz Global is the top-level holding company that indirectly wholly owns The Hertz Corporation (together, the "Company"). The term “GAAP” refers to accounting principles generally accepted in the United States of America. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted Diluted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax, debt-related charges and losses, restructuring and restructuring related charges, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs, non-cash acquisition accounting charges and certain other miscellaneous items on a pre-tax basis. Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted Diluted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted Diluted EPS are important to management because they allow management to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax, non-vehicle depreciation and amortization, net non-vehicle debt interest, vehicle debt-related charges and losses, restructuring and restructuring related charges, goodwill, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs and certain other miscellaneous items. Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and to facilitate analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management to assess the performance of the entire business on the same basis as its reportable segments. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted Free Cash Flow

Adjusted Free Cash Flow represents net cash provided by operating activities, including the change in restricted cash and cash equivalents related to vehicles, net revenue earning vehicle and capital asset expenditures and the net impact of vehicle financing activities. During the third quarter 2019, the Company changed its definition of Adjusted Free Cash Flow to exclude the impact of noncontrolling interests which primarily eliminates proceeds from vehicle sales upon consolidation of the Company, but not the associated repayment of vehicle debt.

Adjusted Free Cash Flow is important to management and investors as it provides useful information about the amount of cash available for acquisitions and the reduction of non-vehicle debt.

Fleet Growth

Fleet Growth represents revenue earning vehicles expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing which includes borrowings, repayments and the change in restricted cash associated with vehicles. Fleet Growth is important to management as it allows the Company to assess the cash flow required to support its investment in revenue earning vehicles.

Net Non-vehicle Debt, Net Vehicle Debt and Total Net Debt

Net Non-vehicle Debt represents non-vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs, discounts and premiums associated with non-vehicle debt, less cash and cash equivalents. This measure is important to management and investors as it helps measure the Company's net corporate leverage. It also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt represents vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs, discounts and premiums associated with vehicle debt, less restricted cash associated with vehicles. Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities and its vehicle rental like-kind exchange program. Net Vehicle Debt is important to management, investors and ratings agencies as it helps measure the Company's leverage with respect to its vehicle assets.

Total Net Debt is the sum of Net Non-vehicle Debt and Net Vehicle debt and is important to management, investors and ratings agencies as it helps measure the Company's gross leverage.

KEY METRICS

Available Car Days

Available Car Days represents Average Vehicles multiplied by the number of days in a period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period.

Depreciation Per Unit Per Month

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to management and investors as it is reflective of how the Company is managing the costs of its vehicles and facilitates in comparison with other participants in the vehicle rental industry.

Total Rental Revenues

Total Rental Revenues represents total revenues less ancillary retail vehicle sales revenues, with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measurement that excludes the impact of revenues generated from non-vehicle rental activity, such as ancillary revenues resulting from vehicle sales and facilitates in comparisons with other participants in the vehicle rental industry.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD represents the ratio of Total Rental Revenues to Transaction Days. This metric is important to management and investors as it represents a measurement of the changes in underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of average Total Rental Revenues per vehicle per month. This metric is important to management and investors as it provides a measure of revenue productivity relative to fleet capacity, or asset efficiency.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days, also known as volume, represent the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue generating days.

Vehicle Utilization ("Utilization")

Vehicle Utilization represents the ratio of Transaction Days to Available Car Days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to fleet capacity.